UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2020

FINTECH ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Delaware	001-38744	82-0895994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 Arch Street, Suite 1703 Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FTAC	Nasdaq Capital Market
Warrants, each to purchase one share of Class A Common Stock	FTACW	Nasdaq Capital Market
Units, each consisting of one share of Class A Common Stock and one- half of one Warrant	FTACU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On August 3 2020, FinTech Acquisition Corp. III (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among GTCR-Ultra Holdings, LLC (“Seller”), GTCR Ultra-Holdings II, LLC (“Holdings”), FinTech Acquisition Corp. III Parent Corp. (“Parent”), the Company, FinTech III Merger Sub Corp. (“Merger Sub”), GTCR/Ultra Blocker, Inc. (“Blocker”), and GTCR Fund XI/C LP (“Blocker Seller”), which provides for, among other things, (a) Merger Sub to be merged with and into the Company with the Company being the surviving corporation in the merger and a wholly owned subsidiary of Parent (the “Merger”) and (b) through a series of transactions, Seller and Blocker Seller to contribute to Parent all of the equity interests in Holdings and Blocker in exchange for cash and shares of common stock of Parent (the “Contribution and Exchange” and together with the Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”).

The Merger Agreement

Transactions

As a result of the Transactions, the Company and the various operating subsidiaries of Holdings will become subsidiaries of Parent, with Seller and former stockholders of the Company becoming stockholders of Parent.

Consideration

The aggregate consideration to be paid in the Transactions will consist of (i) based on Holdings’ current capitalization, assuming no redemptions, an estimated $565 million in cash and 48 million shares of Parent’s common stock, and (ii) up to an additional 14,000,000 shares of Parent’s common stock (the “Earnout Shares”), in the event that the closing sale price of Parent’s common stock exceeds certain price thresholds for 20 out of any 30 consecutive trading days during the first five years following the closing of the Transactions. The number of shares of the equity consideration will be based on a $10.00 per share value for Parent’s common stock The cash consideration will be funded from the cash held in the Company’s trust account (after permitted redemptions) and the proceeds of the PIPE Investment (described below).

Redemption Offer

Pursuant to the Company’s amended and restated certificate of incorporation and in accordance with the terms of the Merger Agreement, the Company will be providing its public stockholders with the opportunity to redeem, upon the closing of the Transactions, their shares of Company Class A common stock for cash equal to their pro rata share of the aggregate amount on deposit as of two (2) business days prior to the consummation of the Transactions in the Company’s trust account (which holds the proceeds of the Company’s initial public offering (the “IPO”), less taxes payable(the “Redemption Offer”).

Representations, Warranties and Covenants

Each of Seller, Holdings, Parent, the Company, Merger Sub, Blocker and Blocker Seller have made representations, warranties and covenants in the Merger Agreement that are customary for transactions of this nature. The representations and warranties of Seller, Holdings, Parent, the Company, Merger Sub, Blocker and Blocker Seller will not survive the closing of the Transactions.

Conditions to Consummation of the Transactions

Consummation of the transactions contemplated by the Merger Agreement is subject to customary conditions of the respective parties, including, among others, that (i) the Transactions be approved by the Company’s stockholders; (ii) there has been no material adverse effect (as defined in the Merger Agreement) with respect to Holdings or the Company since the date of the Merger Agreement; (iii) the registration statement on Form S-4 of Parent containing the proxy statement/prospectus for the Company’s special meeting of stockholders will have become effective; (iv) the Company will have at least $5,000,001 of net tangible assets immediately following the Closing (after giving effect to the redemption of public shares by the Company’s public stockholders); (v) all applicable waiting periods and any extensions thereof under applicable antitrust, competition or similar laws will have expired or been terminated; (vi) the Company will have at least $200 million in its trust account as of the closing, after giving effect to the redemption of public shares by the Company’s public stockholders, the payment of the Company’s transaction expenses, the payment of reimbursable transaction expenses (as defined in the Merger Agreement) and the payment of deferred underwriting fees (the “Remaining Trust Funds”); and (vii) the total of the sum of the Remaining Trust Funds and the proceeds of the PIPE Investment will be at least $400 million.

Termination

The Merger Agreement may be terminated at any time prior to the consummation of the Transactions (whether before or after the required Company stockholder vote has been obtained) by mutual written consent of the Company and Seller and in certain other limited circumstances, including if the Transactions have not been consummated by November 20, 2020 (the “outside date”), with the outside date being automatically extended to April 4, 2021 if the Company’s stockholders approve an extension of the deadline for the Company to complete a business combination to that date.

If the Merger Agreement is validly terminated, no party thereto will have any liability or any further obligation to any other party under the Merger Agreement.

Additional Agreements to be Executed at Closing

The Merger Agreement provides that, upon consummation of the Transactions, Parent will enter into a registration rights agreement, a director nomination agreement and a tax receivables agreement.

Registration Rights Agreement

At the closing, Parent will enter into a Registration Rights Agreement with certain stockholders of the Company and certain former stockholders of Holdings with respect to the shares of Parent common stock that will be issued as partial consideration under the Merger Agreement. The Registration Rights Agreement will require Parent to, among other things, file a resale shelf registration statement on behalf of the stockholders promptly after the closing of the Transactions. The Registration Rights Agreement will also provide certain demand rights and piggyback rights to the stockholders, subject to underwriter cutbacks and issuer blackout periods. Parent will agree to pay certain fees and expenses relating to registrations under the Registration Rights Agreement. The Registration Rights Agreement will also prohibit the transfer (subject to limited exceptions) of the shares of Parent common stock received as equity consideration by Seller and Blocker Seller and the shares of Parent common stock held by the Company’s Sponsors (FinTech Investor Holdings III, LLC, FinTech Masala Advisors, LLC and 3FIII, LLC), in each case for a period of 180 days following the closing, subject to early termination in the event that the closing sale price of Parent’s common stock exceeds $12.00 for 20 out of 30 consecutive trading days.

Director Nomination Agreement

At the closing, Parent will enter into a Director Nomination Agreement with Seller, Blocker Seller and certain affiliates of Blocker Seller (collectively, “GTCR”). Pursuant to the Director Nomination Agreement, GTCR will be granted certain rights to nominate members of the board of Parent following the closing of the Transactions, subject to certain conditions set forth in the Director Nomination Agreement, until GTCR no longer beneficially owns at least 5% of the total voting power of the then outstanding shares of Parent common stock. In addition, GTCR will have the right to designate the replacement for any of its designees whose board service has terminated prior to the end of the director’s term, regardless of GTCR’s beneficial ownership at such time. GTCR will also have the right to have its designees participate on committees of the board of directors, subject to compliance with applicable law and stock exchange listing rules.

Tax Receivables Agreement

In connection with the closing, Parent will enter into the Tax Receivable Agreement with Seller, Blocker Seller, Holdings and Blocker. The Tax Receivable Agreement will generally provide for the payment by Parent to Seller and Blocker Seller, as applicable, of 85% of the net cash savings, if any, in U.S. federal, state and local income taxes that Parent actually realizes (or is deemed to realize in certain circumstances) in periods after the Closing as a result of: (i) certain tax attributes of Blocker, Holdings and subsidiaries of Holdings that existed prior to the Transactions; (ii) certain increases in the tax basis of Holdings’ assets resulting from the Transactions; (iii) imputed interest deemed to be paid by Parent as a result of payments Parent makes under the Tax Receivable Agreement; and (iv) certain increases in tax basis resulting from payments Parent makes under the Tax Receivable Agreement.

 The Merger Agreement has been approved by the Company’s board of directors, and the board has recommended that the Company’s stockholders adopt the Merger Agreement and approve the Transactions.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that these schedules contain information that is material to an investment decision. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

 Sponsor Agreement

Concurrently with the execution and delivery of the Merger Agreement, the Company’s Sponsors entered into a Sponsor Support Agreement with the Company, Holdings, Parent, Seller and the other parties thereto (the “Sponsor Agreement”), pursuant to which they have agreed to comply with the provisions of the Merger Agreement applicable to the Sponsors as well as the covenants set forth in the Sponsor Agreement, including voting all shares of Company common stock or Parent common stock, as applicable, beneficially owned by the Sponsors in favor of (i) the transactions contemplated by the Merger Agreement and (ii) following the Closing, the election as members of Parent’s board of directors of the Nominees (as defined in the Director Nomination Agreement), which obligation shall terminate upon the earlier of (a) Seller's written notice to the Sponsors as to any such termination and (b) 30 days after the Closing. The Sponsor Agreement also provides that, at the Closing, the Sponsors will forfeit a portion of their founder shares for no consideration and restructure a majority of their remaining founder shares to be subject to the same price thresholds for Parent’s common stock described above with respect to the Earnout Shares.

This description of the Sponsor Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

PIPE Subscription Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain institutional accredited investors (the “PIPE Investors”), including affiliates of the Company’s Sponsors (FinTech Investor Holdings III, LLC, FinTech Masala Advisors, LLC and 3FIII, LLC), entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors have committed to subscribe for and purchase up to 25,000,000 shares of Company Class A common stock (the “PIPE Shares”) at a purchase price per share of $10.00 (the “PIPE Investment”). An affiliate of the Sponsors has committed to purchase 1,500,000 PIPE Shares as part of the PIPE Investment. The purchase of the PIPE Shares will be consummated concurrently with the Closing.

This description of the PIPE Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of PIPE Subscription Agreement, a form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Underwriting Agreement Amendment

Concurrently with the execution and delivery of the Merger Agreement, the Company entered into an agreement (the “UA Agreement”) with Cantor Fitzgerald & Co., as representative of the several underwriters named in that certain underwriting agreement dated as of November 15, 2018 (the “Underwriting Agreement”). Pursuant to the UA Agreement, subject to certain conditions, the parties agreed that the Deferred Underwriting Commission (as defined in the Underwriting Agreement) payable upon the consummation of the Transactions would be reduced to $6 million. This description of the UA Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the UA Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under the heading “PIPE Subscription Agreements” in Item 1.01 above is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

Attached hereto as Exhibit 99.l and incorporated into this Item 7.01 by reference is the investor presentation that will be used by the Company in making presentations to certain existing and potential stockholders of the Company with respect to the Transactions.

Attached hereto as Exhibit 99.2 and incorporated into this Item 7.01 by reference is a copy of the joint press release issued on August 3, 2020 by the Company and Holdings announcing the execution of the Merger Agreement.

In addition, on August 3, 2020, the Company and Holdings engaged in various communications with Holdings’ employees and investors concerning the proposed Transactions. Copies of those communications are furnished as Exhibits 99.3 and 99.4 to this report.

The information in this Item 7.01 (including Exhibits 99.1, 99.2, 99.3 and 99.4) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Additional Information About the Transaction and Where to Find It

Parent intends to file with the SEC a Registration Statement on Form S-4, which will include a preliminary proxy statement/prospectus of the Company, in connection with the Transactions and will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the Transactions because the proxy statement/prospectus will contain important information about the Company, Holdings and the Transactions. The definitive proxy statement/prospectus will be mailed to stockholders of the Company as of a record date to be established for voting on the Transactions. Stockholders will also be able to obtain copies of the Registration Statement on Form S-4 and the proxy statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: FinTech Acquisition Corp. III, 2929 Arch Street, Suite 1703, Philadelphia, PA 19104, Attn: James J. McEntee, III.

Participants in Solicitation

The Company, Holdings and certain of their directors and officers may be deemed participants in the solicitation of proxies of the Company’s stockholders with respect to the approval of the Transactions. Information regarding the Company’s directors and officers and a description of their interests in the Company is contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC. Additional information regarding the participants in the proxy solicitation, including Holdings’ directors and officers, and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Registration Statement on Form S-4 and  the definitive proxy statement/prospectus for the Transactions when available. Each of these documents is, or will be, available at the SEC’s website or by directing a request to the Company as described above under “Additional Information About the Transaction and Where to Find It.”

In connection with the Transactions, at any time prior to the special meeting to approve the Transactions, certain existing Company stockholders, which may include certain of the Company’s officers, directors and other affiliates, may enter into transactions with stockholders and other persons with respect to the Company’s securities to provide such investors or other persons with incentives in connection with the approval and consummation of the Transactions. While the exact nature of such incentives has not yet been determined, they might include, without limitation, arrangements to purchase shares from or sell shares to such investors and persons at nominal prices or prices other than fair market value. These stockholders will only effect such transactions when they are not then aware of any material nonpublic information regarding the Company, Holdings or their respective securities.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", “could”, “continue”, "expect", "estimate", “may”, "plan", "outlook", “future” and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to the Company’s or Holdings’ future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning the timing of the Transactions; the business plans, objectives, expectations and intentions of the public company once the transaction is complete, and Holdings’ estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on the Company’s or Holdings’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s or Holdings’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Merger Agreement; (3) the ability of the public entity to meet NASDAQ’s listing standards following the Transactions; (4) the inability to complete the PIPE Investment; (5) the risk that the proposed transaction disrupts current plans and operations of Holdings as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and agents and retain its management and key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the business combination; (9) the possibility that Holdings may be adversely affected by other economic, business, regulatory and/or competitive factors; (10) the outcome of any legal proceedings that may be instituted against the Company, Holdings or any of their respective directors or officers, following the announcement of the potential transaction; and (11) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s most recent annual report on Form 10-K, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov, and will also be provided in the Registration Statement on Form S-4 and the Company’s proxy statement/prospectus when available. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company and Holdings undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in the Company and is not intended to form the basis of an investment decision in the Company. All subsequent written and oral forward-looking statements concerning the Company and Holdings, the proposed transaction or other matters and attributable to the Company and Holdings or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Disclaimer

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 3 2020, by and among GTCR-Ultra Holdings, LLC, GTCR Ultra-Holdings II, LLC, FinTech Acquisition Corp. III Parent Corp., FinTech Acquisition Corp. III, FinTech III Merger Sub Corp., GTCR/Ultra Blocker, Inc. and GTCR Fund XI/C LP.*

10.1	Sponsor Support Agreement dated August 3, 2020, by and among FinTech Acquisition Corp. III, GTCR-Ultra Holdings II, LLC, FinTech Acquisition Corp. III Parent Corp., GTCR-Ultra Holdings, LLC and certain stockholders of FinTech Acquisition Corp. III

10.2	Form of PIPE Subscription Agreement

10.3	Agreement dated August 3, 2020 between FinTech Acquisition Corp. III and Cantor Fitzgerald & Co.

99.1	Investor Presentation

99.2	Press Release, dated August 3, 2020

99.3	Script for August 3, 2020 Investor Call

99.4	Internal and Partner Communication Guide

*Schedules and other similar attachments to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINTECH ACQUISITION CORP. III

Dated: August 3, 2020	By:	/s/ James J. McEntee, III
	Name:	James J. McEntee, III
	Title:	Chief Financial Officer